UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Cranberry Woods Drive Cranberry Township, Pennsylvania	16066-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 776-8600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Acquisition of Autronica Buyer Norway AS and its Affiliated Companies

On May 5, 2026, MSA Safety Incorporated (“MSA”) and Aegir Safety Holdings AS (“Safety Holdings”), an indirect wholly owned subsidiary of MSA, entered into an agreement to acquire Autronica Buyer Norway AS and its affiliated companies (referred to herein collectively as “Autronica”). Pursuant to a Sale and Purchase Agreement (the “SPA”), by and among MSA, Safety Holdings, Autronica Finco Lux S.À.R.L. (“Seller”) and Spectrum Safety Solutions Purchaser, LLC (“Seller Parent”), Safety Holdings will acquire the entire issued share capital of Autronica (the “Transaction”).

Founded in 1957, Autronica is a designer, manufacturer, and supplier of fire detection, gas detection, and alarm systems. Autronica serves the critical infrastructure, energy, and maritime sectors. Based in Trondheim, Norway, Autronica employs approximately 500 employees globally.

The SPA provides for Safety Holdings to acquire Autronica for a purchase price of approximately $555 million in cash.

The closing of the Transaction is subject to certain closing conditions, including (i) approval or written confirmation that the Transaction does not require foreign direct investment authorization in Denmark; (ii) Norwegian governmental authorities not having (a) passed any decision to prohibit the Transaction or (b) proposed that the Norwegian government passes any such decision or makes any further assessments of the Transaction, pursuant to the Norwegian National Security Act; and (iii) to the extent that the Norwegian National Security Act prohibits closing of the Transaction without the prior approval of any Norwegian governmental authorities, such Norwegian governmental authorities having approved the Transaction.

The foregoing description of the Transaction and the SPA does not purport to be complete and is qualified in its entirety by reference to specific terms and conditions of the SPA, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On May 5, 2026, MSA issued a press release announcing that it entered into the SPA with respect to the acquisition of Autronica. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the U.S. Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of MSA under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Description

2.1	Sale and Purchase Agreement, dated May 5, 2026, by and among MSA Safety Incorporated, Aegir Safety Holdings AS, Autronica Finco Lux S.À.R.L. and Spectrum Safety Solutions Purchaser, LLC.*

99.1	Press Release, dated May 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MSA Safety Incorporated hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA Safety Incorporated
(Registrant)

By:	/s/ Richard W. Roda
Richard W. Roda
Vice President, Secretary and Chief Legal Officer

Date: May 5, 2026